UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
May 23, 2012
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AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aetrium’s Annual Meeting of Shareholders was held on May 23, 2012. At the meeting 88.21% of the shares of our stock were present in person or by proxy. The first proposal voted on was the election of six directors. The six persons nominated by our Board of Directors received the following votes and were elected:

Nominee	For	Withheld	Abstention	Broker Non-vote
Joseph C Levesque	1,545,611	2,120,141	0	5,844,027
Darnell L Boehm	2,380,580	1,285,172	0	5,844,027
Terrence W Glarner	2,406,608	1,259,144	0	5,844,027
Daniel A Carr	2,406,708	1,259,044	0	5,844,027
Charles B Westling	2,345,356	1,320,396	0	5,844,027
Douglas L Hemer	1,547,675	2,118,077	0	5,844,027

The second proposal voted upon was the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The proposal received the following votes and was approved:

For	Against	Abstention	Broker Non-vote
8,803,430	645,306	61,043	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   May 24, 2012